UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2006

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2006 Broadcom Corporation received an additional Nasdaq Staff Determination notice related to the delayed filing of its Quarterly Report on Form 10-Q for the three months ended September 30, 2006 (the "Third Quarter 10-Q") with the Securities and Exchange Commission. Timely filing of periodic reports with the SEC is a requirement for continued listing under Nasdaq Market Place Rule 4310(c)(14).

As previously disclosed in a Form 12b-25 filed with the SEC in November 2006, Broadcom was not able to timely file its Third Quarter 10-Q as a result of its ongoing voluntary review of its equity award practices and the pending restatement of its financial statements.

The additional Staff Determination, which the company expected, provides that the delayed filing of the Third Quarter 10-Q could serve as an additional basis for potential delisting of the company’s Class A common stock. However, since the possibility of a delayed filing of the Third Quarter 10-Q was previously discussed with the Nasdaq Listing Qualifications Panel, Broadcom does not expect that the delayed filing will affect its continued listing on The Nasdaq Global Select Market.

Broadcom issued a related press release announcing its receipt of the Nasdaq Staff Determination letter on November 16, 2006. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

November 16, 2006	By:	Bruce E. Kiddoo

Name: Bruce E. Kiddoo
Title: Vice President and Acting Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 16, 2006 of the Registrant